EXHIBIT 99.1

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Second Amended and Restated Loan and Security Agreement dated as of May 17, 2006 (this “Amendment”), is entered into by and among Charming Shoppes, Inc., a Pennsylvania corporation (“Parent”), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation (“CS Delaware”), CSI Industries, Inc., a Delaware corporation (“CSI”), FB Apparel, Inc., an Indiana corporation (“FB Apparel”), Catherines Stores Corporation, a Tennessee corporation (“Catherines”), Lane Bryant, Inc., a Delaware corporation (“LB”); Crosstown Traders, Inc., a Delaware corporation (“Crosstown” and, together with Parent, CS Delaware, CSI, FB Apparel, Catherines and LB hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), those certain Subsidiaries of Parent parties to the Loan Agreement (as hereinafter defined) as guarantors (collectively, “Guarantors”), the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, a national banking association (as successor by merger to Congress Financial Corporation, a Delaware corporation), in its capacity as agent for Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors entered into financing arrangements pursuant to which Lenders have made and provided and hereafter may make and provide, upon certain terms and conditions, loans and advances and other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated July 28, 2005, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such requests, subject to the terms and conditions contained herein;

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Amendments to Definitions.

(i) The definition of “Applicable L/C Fee Rate” set forth in Section 1.12 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.12 ‘Applicable L/C Fee Rate’ shall mean, at any time, as to the letter of credit fee to be charged by Agent in accordance with Section 3.2(b) hereof in respect of Letters of Credit, the applicable percentage (on a per annum basis) set forth below if Monthly Average Excess Availability is at or within the amounts indicated for such percentage:

Tier	Monthly Average Excess Availability	Documentary LC’s	Standby LC’s	Banker’s Acceptances
1	Greater than $150,000,000 and LTM EBITDA equal to or greater than $190,000,000.50%		1.0%	1.0%
2	Less than or equal to $150,000,000 but greater than $100,000,000.625%		1.125%	1.125%
3	Less than or equal to $100,000,000.75%		1.25%	1.25%

provided, that, the Applicable L/C Fee Rate shall be adjusted each fiscal month as of the 16th day of such fiscal month (the “Adjustment Date”) based upon the Monthly Average Excess Availability and shall be effective on the Adjustment Date as to all Letters of Credit. On the Closing Date, the Applicable L/C Fee Rates shall be those set forth in Tier 1 above. Notwithstanding the foregoing, the Tier 1 Applicable L/C Fee Rate shall only be in effect if both the Monthly Excess Availability and LTM EBITDA thresholds are satisfied; in the event the criteria in Tier 1 is satisfied with respect to the Excess Availability threshold but not with respect to the LTM EBITDA threshold, then the Applicable L/C Fee Rate in Tier 2 shall be in effect. For purposes of determining the Applicable L/C Fee Rate, LTM EBITDA shall be determined for the twelve (12) month period ended as of the last fiscal quarter for which Agent has received financial statements in accordance with Section 9.6 hereof.”

(ii) The definition of “Eligible Inventory” set forth in Section 1.56 of the Loan Agreement is hereby amended by deleting clause (k)(ii) of such definition and replacing it with the following:

“(ii) to the United States which is the subject of a bill of lading in the possession of a customs broker from whom Agent has received a Collateral Access Agreement, and”.

(iii) The definition of “Letters of Credit” set forth in Section 1.105 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.105 ‘Letters of Credit’ shall mean all (a) letters of credit (whether documentary or stand-by and whether for the purchase of Inventory, Equipment or otherwise) and banker’s acceptances issued with respect to drafts presented under letters of credit (whether for the purchase of Inventory, Equipment or otherwise), in each case issued by an Issuing Bank for the account of any Obligor or any Additional L/C Debtor pursuant to this Agreement and the Trade Financing Agreements and all amendments, renewals, extensions or replacements thereof and including, but not limited to, the Existing Letters of Credit and the Additional L/C Accommodations, and (b) any letter of credit which is issued by Parent or a Subsidiary of Parent, which letter of credit has been confirmed by an Issuing Bank. The term “banker’s acceptance” as used herein shall refer to a time draft that is an order issued by the beneficiary of a letter of credit as the drawer of the time draft instructing the issuer of the letter of credit as the drawee to pay the amount specified in the time draft that has been accepted by a bank.”

(iv) The definition of “Qualified Cash” set forth in Section 1.140 of the Loan Agreement is hereby amended by deleting the reference to “a maturity date of one (1) year or less” from clause (b) of such definition and replacing it with “a maturity date or reset period of one (1) year or less”.

(b) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Letters of Credit. Section 2.2 of the Loan Agreement is hereby amended by inserting the following subsection (l) at the end of such Section:

“(l) The Borrower (or Administrative Borrower on behalf of such Borrower) requesting any banker’s acceptance may, at its option, provide Agent, for itself and the benefit of the applicable Issuing Bank and Lenders, with cash collateral in an amount equal to one hundred (100%) percent of the face amount of the banker’s acceptance so requested, provided, that, (i) such cash collateral shall be held in one or more investment accounts (the “Banker’s Acceptance Cash Collateral Accounts”) maintained at such securities intermediary reasonably acceptable to Agent, and (ii) Agent shall have received, in form and substance reasonably satisfactory to Agent, an Investment Property Control Agreement among Agent, the applicable Obligor and such securities intermediary with respect to the Banker’s Acceptance Cash Collateral Accounts, duly executed and delivered by such Obligor and such securities intermediary. Borrowers and

Guarantors hereby pledge and grant to Agent, for itself and the benefit of the applicable Issuing Bank and Lenders, a security interest in all cash and Permitted Investments held in the Banker’s Acceptance Cash Collateral Accounts from time to time and all proceeds thereof as security for the payment of all Obligations including without limitation all Letter of Credit Obligations in respect of banker’s acceptances, whether or not then due. So long as no Cash Dominion Event has occurred and is continuing: (x) any funds in the Banker’s Acceptance Cash Collateral Accounts shall be applied to the Letter of Credit Obligations in respect of banker’s acceptances then due and owing as such banker’s acceptances come due, unless otherwise directed by Administrative Borrower, and (y) any funds in the Banker’s Acceptance Cash Collateral Accounts shall be paid to Administra- tive Borrower or any other Person at Administrative Borrower’s request.”

3. Fees.

(a) Section 3.2(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) Borrowers shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to one-quarter (.25%) percent per annum calculated upon the amount by which the Maximum Credit (then in effect) exceeds the average daily principal balance of the outstanding Revolving Loans and Letters of Credit (other than banker’s acceptances to the extent that cash collateral has been deposited in the Banker’s Acceptance Cash Collateral Accounts in accordance with Section 2.2(l) hereof) during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.”

(b) Section 3.2(b) of the Loan Agreement is hereby amended by deleting the first sentence of such Section and replacing it with the following:

“In the case of standby Letters of Credit, Borrowers shall pay to Agent, for the account of Lenders, a fee at a rate equal to the Applicable L/C Fee Rate per annum applicable to standby Letters of Credit, in the case of documentary Letters of Credit, Borrowers shall pay to Agent, for the account of Lenders, a fee at a rate equal to the Applicable L/C Fee Rate per annum applicable to documentary Letters of Credit, and in the case of banker’s acceptances, to the extent that cash collateral has not been provided in accordance with Section 2.2(l) hereof, Borrowers shall pay to Agent, for the account of Lenders, a fee at a rate equal to the Applicable L/C Fee Rate per annum applicable to banker’s acceptances, in each case on the average daily maximum amount available to be drawn thereunder for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, computed for each day from the date of issuance to the date of expiration; except, that, Borrowers shall pay, at Agent’s option, without notice, such fee at a rate two (2%) percent greater than the otherwise applicable rate on such average daily maximum amount for the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing.”

4. Additional Representations, Warranties and Covenants. Borrowers and Guarantors, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrowers:

(a) This Amendment and the other agreements, documents and instruments executed and/or delivered by any Borrower or Guarantor in connection herewith (together with this Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers and Guarantors contained herein or therein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Neither the execution, delivery and performance of this Amendment or any other Amendment Document in connection therewith, nor the consummation of any of the transactions contemplated herein or therein (i) are in any material respect in contravention of law or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound or (ii) violates any provision of the Certificate of Incorporation, Certificate of Formation, Operating Agreement, By-Laws or other governing documents of any Borrower or Guarantor.

(c) All of the representations and warranties contained herein, in the Loan Agreement and the other Financing Agreements are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect hereto, except (i) to the extent that any such representations or warranties expressly relate solely to an earlier date (in which case such representations or warranties shall have been true and correct on and as of such earlier date) and (ii) with respect to any changes in the representations and warranties resulting from any actions, sales, mergers, acquisitions, dispositions or other transactions permitted by the Loan Agreement or consented to by the Required Lenders or all Lenders, as applicable.

(d) As of the date hereof, no Default or Event of Default has occurred and is continuing.

5. Conditions Precedent. The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders; and

(b) no Default or Event of Default shall have occurred and be continuing.

6. Effect of this Amendment; Entire Agreement. Except as expressly set forth herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment and any instruments or documents delivered or to be delivered in connection herewith and therewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

7. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provi-sions and purposes of this Amendment.

8. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Headings. The headings listed herein are for conven-ience only and do not constitute matters to be construed in interpreting this Amendment.

11. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier or other electronic method of transmission with the same force and effect as if it were a manually executed and delivered counterpart.

12. Partial Invalidity.

If any provision of this Amendment is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Amendment as a whole, but this Amendment shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

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IN WITNESS WHEREOF, Agent, Lenders, Borrower and Guarantors have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS

CHARMING SHOPPES, INC.

By: _____________________________
Name: Eric M. Specter
Title: Executive Vice President

CHARMING SHOPPES OF DELAWARE, INC.

By: _____________________________
Name: Eric M. Specter
Title: Vice President

CSI INDUSTRIES, INC.

By: _____________________________
Name: Eric M. Specter
Title: President

FB APPAREL, INC.

By: _____________________________
Name: Eric M. Specter
Title:  President

LANE BRYANT, INC.

By: _____________________________
Name:  Eric M. Specter
Title:  Vice President

CATHERINES STORES CORPORATION

By: _____________________________
Name:  Eric M. Specter
Title:  Vice President

CROSSTOWN TRADERS, INC.

By: _____________________________
Name:  Eric M. Specter
Title:  Vice President

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GUARANTORS

CSPE, LLC

By: Charming Shoppes of Delaware, Inc.
Its: Sole Member

By: __________________________
Name: Eric M. Specter
Title: Vice President

CATHERINES PARTNERS-INDIANA, LLP

By: Catherines Stores of Indiana, Inc.
Its: Managing Partner

By: __________________________
Name: Eric M. Specter
Title: President

CATHERINES PARTNERS-TEXAS, L.P.

By: Catherines Stores of Texas, Inc.
Its: General Partner

By: __________________________
Name: Eric M. Specter
Title: President

CATHERINES PARTNERS-WASHINGTON, G.P.

By: Catherines, Inc.
Its: Managing Partner

By: __________________________
Name: Eric M. Specter
Title: Vice President

CHARMING SHOPPES OUTLET STORES, LLC

By: Outlet Division Store Co., Inc.
Its: Sole Member

By: _________________________________
  Name: Eric M. Specter
Title: Vice President
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LBFMC, LLC

By: Lane Bryant, Inc.
Its: Sole Member

By: __________________________
Name: Eric M. Specter
Title: Vice President

CAFMC, LLC

By: Catherines, Inc.
Its: Sole Member

By: __________________________
Name: Eric M. Specter
Title: Vice President

FBFMC, LLC

By: FBRC, Inc.
Its: Sole Member

By: __________________________
Name: Eric M. Specter
Title: President

PC FLOWERS & GIFTS.COM LLC

By: Crosstown Traders, Inc.
Its: Sole Member

By: __________________________
Name: Eric M. Specter
Title: Vice President

FOR EACH ENTITY LISTED ON SCHEDULE A

By: ____________________________
Name: Eric M. Specter
Title: Authorized Officer in the capacity shown on Schedule A hereto

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FASHION BUG #2421, LLC

By: CSGC, Inc.
Its: Sole Member

By: __________________________
Name: Colin D. Stern
Title: Vice President

CATHERINES #5163, LLC

By: CSGC, Inc.
Its: Sole Member

By: __________________________
Name: Colin D. Stern
Title: Vice President

LANE BRYANT #6898, LLC

By: CSGC, Inc.
Its: Sole Member

By: __________________________
Name: Colin D. Stern
Title: Vice President

C.S.A.C., INC.

By: __________________________
Name: Colin D. Stern
Title: Vice President

C.S.F. CORP.

By: __________________________
Name: Colin D. Stern
Title: Vice President

CSGC, INC.

By: __________________________
Name: Colin D. Stern
Title: Vice President

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AGENT AND LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent and as Lender

By: ________________________________

Title: _______________________________

JPMORGAN CHASE BANK, N.A.

By: ________________________________

Title: _______________________________

BANK OF AMERICA, N.A.

By: ________________________________

Title: _______________________________

THE CIT GROUP/BUSINESS CREDIT, INC.

By: ________________________________

Title: _______________________________

WELLS FARGO FOOTHILL, LLC

By: ________________________________

Title: _______________________________

GMAC COMMERCIAL FINANCE LLC

By: ________________________________

Title: _______________________________

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NATIONAL CITY BUSINESS CREDIT, INC.

By: ________________________________

Title: _______________________________

PNC BANK, NATIONAL ASSOCIATION

By: ________________________________

Title: _______________________________

CITIZENS BANK OF PENNSYLVANIA

By: ________________________________

Title: _______________________________

ISRAEL DISCOUNT BANK OF NEW YORK

By: ________________________________

Title: _______________________________

By: ________________________________

Title: _______________________________

U.S. BANK NATIONAL ASSOCIATION

By: ________________________________

Title: _______________________________

SCHEDULE A

ARIZONA MAIL ORDER COMPANY, INC.	Vice President
BEDFORD FAIR APPAREL, INC.	Vice President
CATALOG FULFILLMENT CO., INC.	Vice President
CATHERINES C.S.A.C, INC.	President
CATHERINES C.S.I.C, INC.	President
CATHERINES OF CALIFORNIA, INC.	President
CATHERINES OF NEVADA, INC.	President
CATHERINES OF PENNSYLVANIA, INC.	President
CATHERINES STORES OF INDIANA, INC.	President
CATHERINES STORES OF TEXAS, INC.	President
CATHERINES WOMAN DELAWARE, INC.	President
CATHERINES WOMAN MICHIGAN, INC.	President
CATHERINES, INC.	Vice President
CHARM-FIN STORES, INC.	President
CHARMING DIRECT, INC.	President
CHARMING SHOPPES INTERACTIVE, INC.	President
CHESTNUT ACQUISITION SUB, INC.	Vice President
CS INVESTMENT COMPANY	President
CSD ACQUISITION CORP.	President
C.S.I.C., INC.	President
CSIM, INC.	President
EXECUIVE FLIGHTS, INC.	President
FASHION BUG OF CALIFORNIA, INC.	President
FASHION BUG RETAIL COMPANIES, INC.	President
FB CLOTHING, INC.	President
FIGI'S BUSINESS SERVICES, INC.	Vice President
FIGI'S GIFTS, INC.	Vice President
FIGI'S MAIL ORDER GIFTS, INC.	Vice President
FIGI'S INC.	Vice President
FSHC, INC.	President
HOME, ETC.	Vice President
LANE BRYANT PURCHASING CORP.	President
LM&B CATALOG, INC.	Vice President
MODERN WOMAN CATALOG, INC.	President
MODERN WOMAN HOLDINGS, INC.	President
MODERN WOMAN SPECIALTY, INC.	President
MONTEREY BAY CLOTHING COMPANY, INC.	Vice President
OUTLET DIVISION MANAGEMENT CO., INC.	Vice President
OUTLET DIVISION STORE CO., INC.	President
PSTM, INC.	Vice President
SIERRA NEVADA FACTORING, INC.	Vice President

By and on behalf of each CATHERINES OPERATING
STORE CORPORATION listed on the attached Schedule B	President
By and on behalf of each CATHERINES OPERATING STORE LLC
listed on the attached Schedule B	President
By and on behalf of each FASHION BUG OPERATING
STORE CORPORATION listed on the attached Schedule B	President
By and on behalf of each FASHION BUG OPERATING
STORE LLC listed on the attached Schedule B	President
By and on behalf of each LANE BRYANT OPERATING
STORE CORPORATION listed on the attached Schedule B	President
By and on behalf of each LANE BRYANT OPERATING
STORE LLC listed on the attached Schedule B	President
By and on behalf of each OUTLET DIVISION OPERATING STORE
LLC listed on the attached Schedule B	President